PLAN OF MERGER

BY AND BETWEEN

TENTHGATE INCORPORATED

AND

EDMONDS 5, INC.

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is dated as of August 18, 2005, by and between Tenthgate Incorporated, a Nevada corporation whose principal place of business is located at 44050 Ashburn Plaza, Suite 195, Ashburn, Virginia 20147, (“Tenthgate”) such corporation being herein sometimes called the “Disappearing Corporation”, and Edmonds 5 Inc., a Delaware corporation whose principal place of business is located at 44050 Ashburn Plaza, Suite 195, Ashburn, Virginia 20147, (“Edmonds), such corporation being herein sometimes called the “Surviving Corporation,” with Tenthgate and Edmonds being herein sometimes collectively called the “Constituent Corporations”. This agreement replaces all preceding agreements.

SECTION 1.	NAME OF SURVIVING CORPORATION; ARTICLES OF INCORPORATION AND BY-LAWS; BOARD OF DIRECTORS; OFFICERS

1.1

Name of Surviving Corporation. The corporation which shall survive the merger (“Merger”) contemplated hereby is Edmonds 5, Inc., a Delaware corporation. However, immediately following the Effective Time (as defined in Section 3.2 hereof), the name of the Surviving Corporation shall be “Tenthgate Incorporated.”

1.2

Articles of Incorporation and By-laws: The articles of incorporation and the by-laws of Tenthgate as in effect at the Effective Time (as defined in Section 3.2 hereof) shall from and after the Effective Time be the articles of incorporation and the by-laws of the Surviving Corporation until they are amended and as attached to this Agreement as Exhibit A.

1.3

Board of Directors and Officers: The directors and officers of Tenthgate as of the Effective Time shall be the directors and the officers of the Surviving Corporation, each to serve in each case until his respective successor shall have been elected and qualified.

1.4

Employees and Consultants: All employees of Tenthgate shall remain employees of the Surviving Corporation following the Effective Time, at the sole discretion of the directors and officers of the Surviving Corporation.

SECTION 2.	STATUS AND CONVERSION OF SECURITIES

2.1	Stock of Disappearing Corporation:

(a)

Tenthgate Common Stock. Each share of common stock, par value $0.001 per share, of Tenthgate (“Tenthgate Common Stock”) outstanding at the Effective Time shall, subject to compliance with Section 2.1(d), be converted into and exchanged for one share of common stock, par value $0.0001 per share, of Edmonds (“Edmonds Common Stock”), except that shares of Tenthgate Common Stock held in Tenthgate’s treasury at the Effective Time, if any, shall be cancelled.

(b)

Dissenter’s Rights. Notwithstanding Section 2.1(a), no share of Edmonds Common Stock shall be issued in respect of any shares of Tenthgate Common Stock, the holders of which shall object to the Merger in writing and demand payment of the value of their shares pursuant to the General Corporation Law of the State of Nevada and as a result payment therefore is made, such holders to have only the rights provided by such law.

(c)

Surrender and Exchange of Edmonds Common Stock. Subject to the provisions of Section 2.1(a) and 2.1(d), after the Effective Time each holder of an outstanding certificate or certificates (“Old Certificates”) theretofore representing shares of Tenthgate Common Stock, upon surrender thereof to Anslow & Jaclin, LLP (“Exchange Agent”), at 195 Route 9, Suite 204, Manalapan, NJ 07726, shall be entitled to receive in exchange therefore a certificate or certificates (“New Certificates”), which Edmonds agrees to make available to the Exchange Agent as soon as practicable after the Effective Time, representing the number of whole shares of Edmonds Common Stock rounded up to the nearest whole share into and for which the shares of Tenthgate Common Stock theretofore represented by such surrendered Old Certificates have been converted. No certificates or scrip for fractional shares of Edmonds Common Stock will be issued, no Edmonds stock split or dividend shall relate to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any rights of a shareholder of Edmonds.

(d)

Endorsement of Shares of Edmonds Common Stock. The Old Certificates to be surrendered by the holders of Tenthgate Common Stock shall be properly endorsed and otherwise in proper form for transfer in accordance with the share exchange instructions provided to the holders of such securities.

(e)

Stock Transfers. As of the Effective Time, no transfer of the shares of Tenthgate Common Stock outstanding prior to the Effective Time shall be made on the stock transfer book of the Surviving Corporation. If, after the Effective Time, Old Certificates are presented to the Surviving Corporation, they shall be exchanged pursuant to Section 2.1 (c).

2.2

Assumption and Recognition of Tenthgate Options: On and after the Effective Time, Edmonds shall assume the existing stock compensation plan of Tenthgate and recognize any vested or unvested stock options outstanding with respect to Tenthgate Stock.

2.3	Non-assumption or Non-recognition of Edmonds Options: On and after the Effective Time, Tenthgate shall neither assume nor recognize any stock options outstanding with respect to Edmonds Common Stock.

2.4	Capital Stock of Edmonds. All issued shares of Edmonds Common Stock outstanding immediately prior to the Effective Time shall continue unchanged as securities of the Surviving Corporation.

SECTION 3. STOCKHOLDER APPROVALS; BOARDS OF DIRECTORS’ RECOMMENDATIONS; FILING; EFFECTIVE TIME

3.1

Stockholder Approvals; Boards of Directors’ Recommendations: Meetings of the stockholders of Tenthgate and Edmonds shall be held in accordance with their articles and bylaws and general corporate law, in accordance with any and all applicable federal laws or regulations or SEC provisions, respectively, as promptly as possible, after at least 20 days’ prior written notice thereof to the stockholders of the respective Constituent Corporations, in each case, among other things, to consider and vote upon the adoption and approval of this Agreement, the Merger and the other transactions, if any, contemplated hereby. In the event that either party hereto is able to obtain the written consent of the owners of a majority of its outstanding shares of capital stock in favor of the Merger, then no notice of a stockholders’ meeting need be given to such party’s stockholders and no proxies need to be solicited from such stockholders to accomplish the Merger. Subject to its fiduciary duty to its stockholders, the Board of Directors of Edmonds shall recommend to its stockholders that this Agreement, the Merger and the other transactions contemplated hereby, if any, be adopted and approved. Subject to its fiduciary duties to its stockholders, the Board of Directors of Tenthgate shall recommend to its stockholders that this Agreement, the Merger and the other transactions contemplated hereby, if any, be adopted and approved.

3.2

Filing; Effective Time: As soon as practicable after the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby, if any, by the respective stockholders of each of the Constituent Corporations (unless one or more of the conditions contained in Sections 7 and 8 have not then been fulfilled or waived, then as soon as practicable after the fulfillment or waiver of all such conditions), an appropriate certificate of merger in the form required by law shall be executed and filed in the office of the Secretary of State of the respective states, at which time the Merger shall become effective (the “Closing” or the “Effective Time”). The parties intend the Closing to take place no later than 5:00 p.m., Eastern Standard Time, on August 18, 2005.

SECTION 4.	CERTAIN EFFECTS OF THE MERGER

4.1

Effects of Merger: When the Merger becomes effective, the separate existence of Tenthgate shall cease, Tenthgate shall be merged into Edmonds, and the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public or private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively as possible the property of the Surviving Corporation as they were of the several and respective Constituent Corporations; and the title to any real estate vested by deed or otherwise, under the laws of any jurisdiction, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

SECTION 5.	COVENANTS

5.1	Covenants of Edmonds: Edmonds agrees that, unless Tenthgate otherwise agrees in writing:

(a)

Certificate of Incorporation and Bylaws. Until the earlier of the Effective Time or the rightful abandonment or termination of the Merger pursuant to Sections 7 or 8 or otherwise (“Release Time”), no amendment will be made in the certificate of incorporation or bylaws of Edmonds.

(b)

Dividends and Purchases of Stock. Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid or affected by Edmonds in respect of the outstanding shares of Edmonds Common Stock.

(c)

Access. Until the Release Time, Edmonds will afford the officers, directors, employees, counsel, agents, investment bankers accountants and other representatives of Tenthgate free and full access to the plants, premises, properties, books and records of Edmonds, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Tenthgate with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of Edmonds as Tenthgate from time to time may request.

(d)

Conduct of Business. Until the Release Time Edmonds shall conduct its affairs so that at the Effective Time no representation or warranty of Edmonds will be inaccurate, no covenant or agreement of Edmonds will be breached, and no condition of this Agreement will remain unfulfilled by reason of the actions or omissions of Edmonds. Except as otherwise wise requested by Edmonds in writing, until the Release Time, Edmonds will use its best efforts to preserve the business operations of Edmonds intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements and understandings of Edmonds, and to preserve the good will of its suppliers, customers and others having business relations with any of them. Until the Release Time, Edmonds will conduct its business and operations in all respects only in the ordinary course.

(e)

Advice of Changes. Until the Release Time, Edmonds will immediately advise Tenthgate in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the Edmonds Disclosure Letter (as defined in Section 6.1 (a)), which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party’s obligations under this Agreement not to be fully satisfied.

(f)

Confidentiality. Edmonds shall ensure that all confidential information which Edmonds or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operation, business, properties, assets, liabilities or future prospects of Tenthgate, of any Tenthgate affiliate, or any customer or supplier of Tenthgate or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Effective Time in the business and for the benefit of Edmonds, in each case without the prior written consent of Tenthgate; provided, however, that the restrictions of this sentence shall not apply (i) after the Merger is rightfully abandoned or terminated pursuant to Section 7 or 8 or otherwise, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of Edmonds, of any affiliate of any of them, or (insofar as such confidential information was obtained directly by Edmonds or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (ii) as may otherwise be required by law, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available. Edmonds shall, and shall cause all other such persons and entities to, deliver to Tenthgate all tangible evidence of the confidential information to which the restrictions of the foregoing sentence apply immediately after the rightful abandonment or termination of the Merger pursuant to Section 7 or 8 or otherwise.

(g)

Public Statements. Before Edmonds releases any information concerning this Agreement, the Merger, or any of the other transaction contemplated by this Agreement which is intended for or may result in public dissemination thereof, Edmonds shall cooperate with Tenthgate, shall furnish drafts of all documents or proposed oral statements to Tenthgate for comments, and shall not release any such information without the written consent of Tenthgate. Nothing contained herein shall prevent Edmonds from releasing any information if required to do so by law.

(h)

Indemnification. Edmonds agrees to indemnify and hold harmless Tenthgate and its officers, directors, managers, employees, agents and counsel, against any and all losses, liabilities (including personal liabilities of certain executives and directors), claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 5.1(j), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred and whether or not involving a third party arising out of, based upon, or in connection with (i) an untrue statement or alleged untrue statement of a material fact contained in this Agreement or any other document relating to this Agreement and the Merger contemplated thereby, and (ii) any liability under state or Federal securities laws resulting from any omission or alleged omission to state a material fact required to be stated in this Agreement or any other document required hereunder, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, Edmonds or any Edmonds security holder or (ii) any breach of any representation, warranty, covenant or agreement of Edmonds contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability Edmonds may otherwise have, including liabilities arising under this Agreement.

5.2	Covenants of Tenthgate: Tenthgate agrees that, unless Edmonds otherwise agrees in writing:

(a)

Articles of Incorporation and Bylaws. Until the earlier of the Effective Time or the rightful abandonment or termination of the Merger pursuant to Section 7 or 8 or otherwise (“Release Time”), no amendment will be made in the articles of incorporation or bylaws of Tenthgate.

(b)

Shares and Options. Until the Release Time, no shares of capital stock of Tenthgate, options or warrants for such shares, rights to subscribe to or purchase such shares, or securities convertible into or exchangeable for such shares, shall be issued, granted or sold by Tenthgate without the prior written consent of an authorized officer of Edmonds.

(c)

Dividends and Purchases of Stock. Until the Release Time, no dividend or stock split shall be authorized, declared, paid or affected by Tenthgate in respect of the outstanding shares of Tenthgate Common Stock.

(d)

Assets/Liabilities/Borrowing of Money. Until the Release Time, Tenthgate shall not borrow money, guarantee the borrowing of money, engage in any transaction or enter into any material agreement, except in the ordinary course of business. At the Closing, Tenthgate shall have no assets, no liabilities and no contracts in force or effect.

(e)

Access. Until the Release Time, Tenthgate will afford the officers, directors, employees, counsel, agents, investment bankers accountants and other representatives of Edmonds free and full access to the plants, premises, properties, books and records of Tenthgate and the Tenthgate Subsidiaries, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Edmonds with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of Tenthgate and the Tenthgate Subsidiaries as Edmonds from time to time may request.

(f)

Conduct of Business. Until the Release Time, Tenthgate shall conduct its affairs so that at the Effective Time no representation or warranty of Tenthgate will be inaccurate, no covenant or agreement of Tenthgate will be breached, and no condition of this Agreement will remain unfulfilled by reason of the actions or omissions of Tenthgate. Except as otherwise requested by Edmonds in writing, until the Release Time, Tenthgate will use its best efforts to preserve the business operations of Tenthgate intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements and understandings of Tenthgate, and to preserve the good will of its suppliers, customers and others having business relations with any of them. Until the Release Time, Tenthgate will conduct its business and operations in all respects only in the ordinary course.

(g)

Advice of Changes. Until the Release Time, Tenthgate will immediately advise Edmonds in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the Tenthgate Disclosure Letter [as defined in Section 6.02 (a)], which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party’s obligations under this Agreement not to be fully satisfied.

(h)

Confidentiality. Tenthgate shall ensure that all confidential information which Tenthgate or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operation, business, properties, assets, liabilities or future prospects of Edmonds, any Edmonds affiliate, or any customer or supplier of Edmonds or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Effective Time in the business and for the benefit of Tenthgate, in each case without the prior written consent of Edmonds; provided, however, that the restrictions of this sentence shall not apply (i) after the Merger is rightfully abandoned or terminated pursuant to Section 7 or 8 or otherwise, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of Tenthgate or of any of its affiliates, or (insofar as such confidential information was obtained directly by Tenthgate, any Tenthgate Subsidiary, or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (ii) as may otherwise be required by law, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available. Tenthgate shall, and shall cause all other such persons and entities to, deliver to Edmonds all tangible evidence of the confidential information to which the restrictions of the foregoing sentence apply immediately after the rightful abandonment or termination of the Merger pursuant to Section 7 or 8 or otherwise.

(i)

Public Statements. Before Tenthgate releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, Tenthgate shall cooperate with Edmonds, shall furnish drafts of all documents or proposed oral statements to Edmonds for comments, and shall not release any such information without the written consent of Edmonds. Nothing contained herein shall prevent Tenthgate from releasing any information if required to do so by law.

(j)

Indemnification. Tenthgate agrees to indemnify and hold harmless Edmonds and its officers, directors, managers, employees, agents and counsel, against any and all losses, liabilities, claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 5.3(j), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred and whether or not involving a third party arising out of, based upon, or in connection with (i) untrue statement or alleged untrue statement of a material fact contained in this Agreement or in any other document relating to this Agreement and the Merger contemplated thereby, and (ii) any liability under state or Federal securities laws resulting from any omission or alleged omission to state a material fact required to be stated this Agreement or any other document required hereunder, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, Tenthgate, any Tenthgate Subsidiary, or any Tenthgate security holder or (ii) any breach of any representation, warranty, covenant or agreement of Tenthgate contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability Tenthgate may otherwise have, including liabilities arising under this Agreement.

SECTION 6.	REPRESENTATIONS AND WARRANTIES

6.1	Certain Representations and Warranties of Edmonds: Edmonds represents and warrants to Tenthgate as follows:

(a)

Disclosures. Edmonds is incorporated in the State of Delaware; its principal place of business is in Delaware and the jurisdiction in which it is qualified to do business is Delaware. Edmonds is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. Edmonds is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

Capitalization. The authorized capital stock of Edmonds consists of 100,000,000 shares of Edmonds Common Stock, $.0001 par value, of which 100,000 common shares are outstanding as of Closing. Each of such outstanding shares of Edmonds Common and is validly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders.

(c)

Financial Condition. Edmonds has delivered to Tenthgate true and correct copies of its unaudited financial statements (profit and loss statement and a balance sheet). Such financial statements are true and correct. Since the preparation of such statements:

(i)	There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Edmonds.

(ii)

Edmonds has not authorized, declared, paid or affected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any stock of Edmonds.

(d)

Tax and Other Liabilities. To its knowledge, Edmonds has no material liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local or foreign taxes (“Taxes”) and liabilities to customers or suppliers, except those reflected in the financial statements provided by Edmonds to Tenthgate. Edmonds has filed all federal, state and local tax returns required to be filed by it, and all such tax returns are true and correct and all taxes due by Edmonds have been paid.

(e)

Litigation and Claims. Except as previously disclosed to Tenthgate, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened or in prospect known to Edmonds, with respect to Edmonds or any of its businesses, properties or assets.

(f)

Properties. Edmonds has good and marketable title to all properties and assets used in its business or owned by it, free and clear of all liens, security interests, mortgages, pledges, charges and encumbrances (except as set forth in the financial statements and other disclosures by Edmonds to Tenthgate, including the use of inventory, equipment, furniture and intellectual property.

(g)

Retirement Plans. Edmonds has no pension, profit sharing or other incentive plans or any outstanding bonuses, incentive compensation, vacations, severance pay, insurance or other benefits, except as previously disclosed to Tenthgate.

(h)

Authority to Merge. Edmonds has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of Edmonds have been taken to authorize the execution, delivery and performance of this Agreement by Edmonds, other than approval of the holders of Edmonds Common Stock. This Agreement has been duly authorized, executed and delivered by Edmonds, constitutes the legal, valid and binding obligation of Edmonds, and is enforceable as to it in accordance with its terms. Except as set forth elsewhere herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by Edmonds for the execution, delivery or performance of this Agreement by Edmonds. No consent of any party to any contract, agreement, instrument, lease, arrangement or understanding to which Edmonds is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement. At the Effective Time, the Surviving Corporation will acquire all right, title and interest of Edmonds in and to all of its properties and assets, free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances, except these specifically assumed as set forth a disclosure letter to be delivered by Edmonds to Tenthgate at Closing (the “Edmonds Disclosure Letter”).

6.2	Certain Representations and Warranties of Tenthgate: Tenthgate represents and warrants to Edmonds as follows:

(a)

Disclosure. Tenthgate is incorporated in Nevada; its principal place of business is in Nevada and the jurisdiction in which it is qualified to do business is Nevada. Tenthgate is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. Tenthgate is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

(b)

Capitalization. The authorized capital stock of Tenthgate consists of 150,000,000 shares of Tenthgate Common Stock, and 50,000,000 shares of Preferred Stock, $0.001 par value, of which 12,199,600 shares of Common Stock and no shares of Preferred Stock shall be outstanding at Closing. Immediately prior to Closing, Tenthgate shall cause to be cancelled all the shares of its outstanding restricted common stock. Each of such outstanding shares of Tenthgate Common Stock is validly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Tenthgate or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Tenthgate. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of Tenthgate.

(c)

Financial Condition. Tenthgate has made available to Edmonds all existing financial books and records describing its historical transactions. Such information is true and correct. Since such information has been made available to Edmonds: (i) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Tenthgate; (ii) Tenthgate has not authorized, declared, paid or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any stock of Tenthgate.

(d)

Tax and Other Liabilities. Tenthgate has no existing liability including without limitation liabilities for federal, state, local or foreign taxes (“Taxes”) and liabilities to customers or suppliers, except those reflected in the access of financial records provided by Tenthgate to Edmonds. Some company tax liability will be created and exist when current employment agreements are fulfilled.

(e)

Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened or in prospect known to Tenthgate, with respect to Tenthgate or any of its businesses, properties or assets, other than those proceedings previously disclosed to Edmonds.

(f)

Properties. Tenthgate has good and marketable title to all properties and assets used in its business or owned by it, free and clear of all liens, security interests, mortgages, pledges, charges and encumbrances except these specifically assumed as set forth a disclosure letter to be delivered by Tenthgate to Edmonds at Closing (the “Tenthgate Disclosure Letter”).

(g)

Authority to Merge. Tenthgate has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of Tenthgate have been taken to authorize the execution, delivery and performance of this Agreement by Tenthgate, other than approval of the holders of Tenthgate Common Stock. This Agreement has been duly authorized, executed and delivered by Tenthgate, constitutes the legal, valid and binding obligation of Tenthgate, and is enforceable as to it in accordance with its terms. Except as set forth elsewhere herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by Tenthgate for the execution, delivery or performance of this Agreement by Tenthgate. No consent of any party to any contract, agreement, instrument, lease, arrangement or understanding to which Tenthgate is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement.

SECTION 7.	ABANDONMENT AND TERMINATION

7.1

Right of Tenthgate to Abandon: Tenthgate’s Board of Directors shall have the right to abandon or terminate the Merger if any of the following shall not be true or shall not have occurred, as the case may be, prior to the Effective Time:

(a)

Accuracy of Representations and Compliance with Conditions: All representations and warranties of Edmonds contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by Edmonds and regardless of knowledge or lack thereof on the part of Edmonds or changes beyond their control; as of the Effective Time, Edmonds shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Effective Time of this Agreement; and Tenthgate shall have received a certificate executed by the chief executive officer and the chief financial officer of Edmonds dated the Effective Time to that effect.

(b)

Other Closing Documents: Edmonds shall have delivered to Tenthgate at or prior to the Effective Time such other documents as Tenthgate may reasonably request in order to enable Tenthgate to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

(c)	Legal Action: There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

7.2

Right of Edmonds to Abandon: The Board of Directors of Edmonds shall have the right to abandon or terminate the Merger if any of the following shall not be true or shall not have occurred, as the case may be, prior to the Effective Time:

(a)

Accuracy of Representations and Compliance with Conditions. All representations and warranties of Tenthgate contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by Tenthgate and regardless of knowledge or lack thereof on the part of Tenthgate or changes beyond their control; as of the Effective Time, Tenthgate shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Effective Time of this Agreement; and Edmonds shall have received a certificate executed by the chief executive officer and the chief financial officer of the Tenthgate dated the Effective Time to that effect.

(b)

Other Closing Documents. Tenthgate shall have delivered to Edmonds at or prior to the Effective Time such other documents as Edmonds may reasonably request in order to enable Edmonds to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

SECTION 8.	ADDITIONAL TERMS OF ABANDONMENT

8.1

Mandatory Abandonment: The Merger shall be abandoned or terminated if the holders of at least the requisite majority of the shares of any of the Constituent Corporations, as required by applicable state laws, shall not have voted in favor of the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby.

8.2

Optional Abandonment: In addition to the provisions of Section 7, the Merger may be abandoned or terminated at or before the Effective Time, notwithstanding the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby by the stockholders of the parties hereto:

(a)	by mutual agreement of the Boards of Directors of the Constituent Corporations; or

(b)	At the option of any of the respective Boards of Directors of the Constituent Corporations, if the Effective Time shall not have occurred on or before August 21, 2005.

8.3	Effect of Abandonment: If the Merger is rightfully abandoned or terminated as provided in Section 7 or this Section 8:

(a)

this Agreement shall forthwith become wholly void and of no effect without liability on the part of either party to this Agreement or on the part of any officer, director, controlling person, employee, counsel, agent or shareholder thereof; and

(b)

the Constituent Corporations shall each pay and bear its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and its respective meetings of stockholders, including fees and expenses of its counsel, accountants, investment banking firm and other experts.

SECTION 9.	GENERAL PROVISIONS

9.1

Further Actions: At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

9.2

Amendments: This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. This Agreement may be amended prior to the Effective Time (notwithstanding stockholder adoption and approval) by a written instrument executed by the Constituent Corporations with the approval of their respective Boards of Directors.

9.3

Notices: Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express or similar overnight delivery or courier service or delivered in person against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement. Notices hereunder shall be deemed delivered only upon actual delivery against a signed receipt.

9.4

Waiver: Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors of the waiving party.

9.5

Binding Effect: The provisions of this Agreement shall be binding upon and inure to the benefit of the Constituent Corporations and their respective successors and assigns and shall inure to the benefit of each indemnity.

9.6	Separability: If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

9.7	Headings: The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

9.8

Counterparts; Governing Law: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Delaware.

--- SIGNATURES ON NEXT PAGE ---

IN WITNESS WHEREOF, this Agreement has been approved by resolutions duly adopted by the Board of Directors of each of the Constituent Corporations and has been signed by duly authorized officers of each of the Constituent Corporations, and each of the Constituent Corporations has caused its corporate seal to be hereunto affixed and attested by the signature of its Secretary or Assistant Secretary, all as of the date first above written.

TENTHGATE INCORPORATED	August 18, 2005

/s/ Tim Novak

Tim Novak

President and Chief Executive Officer

EDMONDS 5, INC.	August 18, 2005

/s/ Tim Novak

Tim Novak

President	and Chief Executive Officer

EXHIBIT “A” TO MERGER AGREEMENT

TENTHGATE ARTICLES OF INCORPORATION/BY-LAWS

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATION

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

-Remit in Duplicate-

1.	The Name of the Corporation is: TenthGate

2.	The Articles of Incorporation have been amended as follows:

3.

The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is:

/s/ Tim Novak

Name: Tim Novak

Title: President & CEO

ARTICLES OF INCORPORATION

OF

POWER[3] MEDICAL, INC.

For the purpose of associating to establish a corporation under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, the undersigned incorporator does hereby adopt and make the following Articles of Incorporation:

FIRST: The name of the corporation (hereinafter called the corporation) is Power3 Medical, Inc.

SECOND: The name of the corporation’s resident agent in the State of Nevada is CSC Services of Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City 89706. The mailing address and the street address of the said resident agent are identical.

THIRD: The aggregate number of shares of all classes of capital stock which the corporation has authority to issue is 200,000,000 of which 150,000,000 are to be shares of common stock, $.001 par value, and 50,000,000 are to be preferred stock, $.001 par value. The shares may be issued by the corporation from time to time as approved by the board of directors of the corporation without the approval of the stockholders except as otherwise provided by the General Corporation Law of the State of Nevada, these Articles of Incorporation, or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

(a)               Except as provided in Articles of Incorporation, or in the powers, designations preferences and relative rights of any preferred stock, the holders of the common stock shall exclusively possess all voting power. Subject to the provisions of these Articles, each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitle in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the corporation.

In the event of any liquidation, dissolution or winding up of the corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the corporation, to receive the remaining assets of the corporation available for distribution, in cash or in kind.

Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the corporation.

(b)               Except as provided in these Articles of Incorporation, the board of directors of the corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

(1)               the distinctive serial designation and the number of shares constituting such series;

(2)               the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(3)	the voting powers, full or limited, if any, of the shares of such series;

(4)               whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed:

(5)               the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(6)               whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

(7)	whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(8)               the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

(9)               whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of preferred stock.

Each share of each series of preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

(c)                No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the board of directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

(d)               No shares of any class or series shall have cumulative voting rights in the election of directors.

FOURTH: The following provisions shall govern the conduct of meetings of the stockholders of the corporation:

(a)	Meetings of the stockholders may be held at such place as the bylaws may provide.

(b)               Any action required or permitted to be taken at any annual or special meeting of stockholders may be effected by the adoption by the board of directors of resolutions authorizing such action by written consent of the stockholders and the adoption by the written consent of stockholders constituting a majority of the voting power entitled to vote on such matter at a meeting.

(c)               Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the board of directors of the corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose power and authority include the power and authority to call such meetings but special meetings may not be called by another person or persons.

(d)               Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the corporation or by any stockholder of the corporation entitled to vote generally in the election of directors. In order for a stockholder of the corporation to make any such nominations and/or proposals at an annual meeting or such proposals at a special meeting, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than forty days’ notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of shares of stock of the corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the corporation.

(e)               Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address, as the appear on the corporation’s books, of the stockholder proposing such business; (3) the class and number of shares of the corporation which are beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business. Notwithstanding anything in these Articles of Incorporation to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

(f)                The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

FIFTH: The governing board of the corporation shall be styled as a “Board of Directors”, and any member of said board shall be styled as a “Director.” The number of members constituting the first board of directors of the corporation is two; and the name and the post office box or street address, either residence or business, of each of said members are as follows:

NAME	ADDRESS

Tim Novak	8374 Market Street Number 439 Bradenton, Florida 34202

R. Paul Gray	8374 Market Street Number 439 Bradenton, Florida 34202

The number of directors of the corporation may be increased or decreased in the manner provided in the bylaws of the corporation; provided, that the number of directors shall never be greater than 15 nor less than one (exclusive of directors, if any, to be elected by holders of preferred stock of the corporation). Exclusive of directors, if any, elected by the holders of preferred stock, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the vote of a majority of the remaining directors, though less than a quorum. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

If the board of directors consists of six or more persons, the board of directors of the Corporation (other than directors which may be elected by the holders of preferred stock) shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected in addition to the number of directors fixed as provided in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

SIXTH: The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:

NAME	ADDRESS

Lawrence E. Wilson	1001 McKinney 18th Floor Houston, TX 77002

SEVENTH: The corporation shall have perpetual existence.

EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. Any repeal or amendment of this Article by the shareholders of the corporation shall be prospective

NINTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

TENTH: The nature of the business of the corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity. The corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Nevada.

ELEVENTH: These Articles of Incorporation and the bylaws of the corporation may be repealed, altered, amended or rescinded only by a vote of a majority of the entire board of directors or a majority of the outstanding shares of capital stock, voting as classes.

IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on March 31, 2003.

/s/ Lawrence E. Wilson_____
Lawrence E. Wilson

BYLAWS

OF

POWER3 MEDICAL, INC.

ARTICLE I

Offices

The principal executive office of Power3 Medical, Inc. (the “Corporation”) shall be at 8374 Market Street, Number 439, Bradenton, Florida. The Corporation may also have offices at such other places within or without the State of Nevada, as the board of directors shall from time to time determine.

ARTICLE II

Stockholders

SECTION 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place within or without the State of Nevada as the board of directors may determine and as designated in the notice of such meeting.

SECTION 2. Annual Meetings. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

SECTION 3. Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which as been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the Bylaws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with these Bylaws or as otherwise prescribed by the board of directors. The chairman or the chief executive officer of the Corporation shall preside at such meetings.

SECTION 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than sixty days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. If a stockholder be present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary.

SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to a corporate action in writing without a meeting, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days, and in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or entitled to express consent to a corporate action in writing without a meeting, or entitled to receive payment of a dividend or other distribution, or for any other proper purpose, the close of business on the day next preceding the date on which notice of the meeting is mailed or if notice is waived, the close of business on the day next preceding the day on which the meeting is held or the date on which the resolution of the board of directors declaring such dividend or relating to such other proper purpose is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 6, such determination shall apply to any adjournment thereof; provided that the board of directors may fix a new record date for the adjourned meeting.

SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record, for a period of ten days before such meeting, shall be kept on file at the principal executive office of the Corporation, whether within or outside the State of Nevada, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

SECTION 8. Quorum. Unless otherwise provided in the Corporation’s Articles of Incorporation or applicable law, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement of location, day and hour of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, unless the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any stockholder or the refusal of any stockholder to vote shall not affect the presence of quorum at the meeting.

SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after seven years from the date of its execution unless otherwise provided in the proxy.

SECTION 10. Voting. Except with respect to the election of directors, the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the stockholders’ meeting, unless the vote of a greater number is required by law or the Corporation’s Articles of Incorporation. Directors shall be elected by a plurality of the votes of the shares entitled to vote in the election of directors and represented in person or by proxy at a meeting at which a quorum is present, unless a greater number is required by law or the Corporation’s Articles of Incorporation. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. The board of directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except to the extent that the voting rights of the shares of any class are expanded, limited or denied by the Corporation’s Articles of Incorporation or by a resolution of the board of directors designating a series of preferred stock. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote. Unless permitted by the Corporation’s Articles of Incorporation, no stockholder shall be entitled to cumulate his votes in an election of directors.

SECTION 11. Action by Written Consent Without a Meeting. Any action required or permitted by law, the Corporation’s Articles of Incorporation or these Bylaws to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if the Board of Directors authorizes such action by consent and a consent in writing, setting forth the action so taken, is signed by the holders of stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voting. Consent does not have to be unanimous. Every written consent must bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 11, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested.

Delivery to the Corporation’s principal place of business shall be addressed to the President or Chief Executive Officer of the Corporation. Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation’s Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

SECTION 2. Number, Term and Election. The number of directors of the Corporation shall be such number, not less than one, as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action.

SECTION 3. Regular Meetings. A regular meeting of the board of directors shall be held at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

SECTION 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer or two-thirds of the directors. The person calling the special meeting of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

Members of the board of the directors may participate in special meetings by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

SECTION 5. Notice. Written notice of any special meeting shall be given to each director by mail, at least two days previous thereto, by facsimile, telephone or telegraph, one day previous thereto, or on such shorter notice as the person or persons calling such notice may deem necessary or appropriate in the circumstances. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Corporation’s Articles of Incorporation, or the General Corporation Law of the State of Nevada.

SECTION 8. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors or any committee thereof may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the board of directors or of the committee, as the case may be, and the writing or writings are filed with the minutes or proceedings of the board or committee.

SECTION 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the chairman.

SECTION 10. Vacancies. Any vacancy occurring on the board of directors shall be filled in accordance with the provisions of the Corporation’s Articles of Incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by election at an annual meeting or at a special meeting of the stockholders held for that purpose. The term of such director shall be in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 11. Compensation. Directors, as such, may be paid their expenses, if any, of attendance at each meeting, and receive compensation for service on the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

SECTION 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; (iii) the contract or transaction is fair as to the

Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof or the stockholders; or (iv) the material facts as to his or their relationship or interest and as to the contract or transaction is not known to the director or officer at the time the transaction is brought before the board of directors or committee of the Corporation for action. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

Committees of the Board of Directors

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors of the Corporation appointed by the chairman. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board.

All committees shall keep regular minutes of its proceedings and report the same to the board of directors when required. To the extent applicable, the provisions of Article III of these Bylaws governing the meetings of the board of directors shall likewise govern the meetings of any committee thereof.

ARTICLE V

Officers

SECTION 1. Positions. The officers of the Corporation shall be a chairman, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices. Any two or more offices may be held by the same person.

SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

SECTION 3. Removal. Any officer may be removed at any time, with or without cause, by the vote of a majority of the board of directors.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

Contracts, Loans, Checks and Deposits

SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation’s Articles of Incorporation or these Bylaws, the board of directors or a duly authorized committee thereof may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner, including in facsimile form, as shall from time to time be determined by resolution of the board of directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

ARTICLE VII

Certificates for Shares and Their Transfer

SECTION 1. Certificates for Shares. The shares of the Corporation shall be represented by Certificates signed by the chairman of the board of directors or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a Certificate may be facsimiles. If any officer who has signed or whose facsimile signature has been placed upon such Certificate shall have ceased to be such officer before the Certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 2. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only to the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the Articles for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 3. Lost Certificates. The board of directors may direct a new Certificate to be issued in place of any Certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the Certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new Certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the Certificate alleged to have been lost, stolen, or destroyed.

SECTION 4.     Nominees. For the purpose of securing the stockholders against fraud and manipulation, no share of the common stock of the Corporation may be sold, transferred or otherwise registered in the name of The Depository Trust Corporation, The Canadian Depository for Securities Limited, Cede & Co. or any other person as a nominee for the beneficial owner thereof. Each share of the Corporation’s common stock from time to time outstanding shall be registered on the books of the Corporation by the beneficial owner thereof and no person whose shares are not so registered shall have any right to vote, receive notice of meetings, or receive dividends or other distributions relating to such shares until they are so registered on the books and records of the Corporation. All certificates representing shares of the Corporation shall bear a restrictive legend restricting the transfer thereof in accordance with this provision. As used herein, the terms “beneficial owner” shall mean the person or group who has the sole or joint right to dispose of the shares or direct the disposal of shares, the sole or joint economic interest in the shares, or the sole or joint right to receive or direct the receipt of dividends or other distributions relating to the shares.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be established by the board of directors.

ARTICLE IX

Dividends

Dividends upon the stock of the Corporation, subject to the provisions of the Corporation’s Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the Corporation’s own stock.

ARTICLE X

Indemnification

SECTION 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. Power to Indemnify in Actions Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

SECTION 3. Authorization of Indemnification. Any indemnification under this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article X, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

SECTION 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article X, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article X, as the case may be.

SECTION 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article X, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Nevada for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article X. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article X, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article X nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

SECTION 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article X.

SECTION 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article X shall be made to the fullest extent permitted by law. The provisions of this Article X shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article X, but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Nevada, or otherwise.

SECTION 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article X.

SECTION 9. Certain Definitions. For purposes of this Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article X, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.

SECTION 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11. Limitation on Indemnification. Notwithstanding anything contained in this Article X to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article X), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

SECTION 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article X to directors and officers of the Corporation.

ARTICLE XI

Corporate Seal

The corporate seal shall have inscribed thereon the name of the Corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE XII

Amendments

In accordance with the Corporation’s Articles of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the stockholders of the Corporation or the board of directors; provided that notice of such repeal, alteration, amendment or rescission be contained in the notice of such meeting of stockholders or the board of directors, as the case may be. All such action must be approved by either the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon or by two thirds of the entire board of directors, in each case at a legal meeting held in accordance with the provisions of these Bylaws.